                                                                    Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the following Registration Statements: (i) Registration Statement on Form S-3 (No. 333- _____); and (ii) Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 33-53717) and the related Prospectus of Sunoco, Inc., Sunoco Capital I and Sunoco Capital II for the registration of up to an additional $1,250,000,000 of debt securities, preference stock, common stock and warrants of Sunoco, Inc., and trust preferred securities of Sunoco Capital I and Sunoco Capital II, thereby offering up to $1,500,000,000 of such securities, and to the incorporation by reference therein of our report dated February 10, 2000, with respect to the consolidated financial statements of Sunoco, Inc. and subsidiaries incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1999, and our report dated March 2, 2000 with respect to the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                     /s/ ERNST & YOUNG LLP
                                                     ---------------------
                                                     Ernst & Young LLP


Philadelphia, Pennsylvania
July 5, 2000